Exhibit 99.2







                            PHELPS DODGE CORPORATION

                            DIRECTORS STOCK UNIT PLAN
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                                TABLE OF CONTENTS

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Section 1.  Purpose........................................................1

Section 2.  Definitions....................................................2

Section 3.  Units..........................................................4

Section 4.  Vesting and Forfeitures........................................6

Section 5.  Participation Agreement........................................6

Section 6.  Payment of Benefits............................................8

Section 7.  Administration................................................11

Section 8.  Amendment and Termination.....................................12

Section 9.  Effective Date of the Plan....................................12

Section 10.  Governing Law................................................12

Section 11.  General Provisions...........................................12
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                            Phelps Dodge Corporation
                            Directors Stock Unit Plan
                            -------------------------


Section I.  Purpose
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         The  Phelps  Dodge  Corporation  1997  Directors  Stock  Unit Plan (the
"Plan") was initially adopted effective January 1, 1997, in order to attract, retain and motivate the best qualified directors for the benefit of Phelps Dodge Corporation (the "Corporation") and its shareholders and to provide such directors an economic interest in the Corporation, thereby enhancing a long-term mutuality of interest between such directors and shareholders.

         In order to increase the mutuality of interest between directors and shareholders, the Retirement Plan for Directors of Phelps Dodge Corporation (the "Retirement Plan") is being terminated and benefits accrued by Eligible Directors under the Retirement Plan are being canceled in exchange for the award of Units under this Plan. Additionally, as described herein, benefits under this Plan are being enhanced in order to replace the benefits that Eligible Directors would have accrued under the Retirement Plan.

         By the adoption of this document, the Plan is being amended and restated in order to reflect the replacement of the Retirement Plan by the provisions of this Plan. By the adoption of this amended and restated Plan document, the name of the Plan is being changed to the "Phelps Dodge Corporation Directors Stock Unit Plan."
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Section II.  Definitions
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                  When used in this Plan,  the  following  terms  shall have the meanings set forth in this Section unless the context clearly indicates otherwise:

                  "Account" shall mean the accounts which may be maintained by the Committee to reflect the number of Units awarded to each Eligible Director under the Plan.

                  "Board" shall mean the Board of Directors of the Corporation.

                  "Change in Control" shall mean the occurrence of any of the following:

                  (a) any "person" or "group" of persons (as such terms are used in Section 13 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), other than the Corporation or any employee benefit plan sponsored by the Corporation, becoming the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of the Corporation's Common Shares at the time outstanding; or

                  (b) the approval, by the vote of the Corporation's stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation, of any merger, consolidation, sale of assets, liquidation or reorganization in which the Corporation will not survive as a publicly owned corporation; or

                  (c) the individuals who, at the beginning of any period of two years or less, constituted the Board ceasing, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new Director was approved by the vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period.
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                  "Committee"  shall  mean the  Committee  on  Directors  of the
Board.

                  "Common Shares" shall mean the shares of common stock of the Corporation.

                  "Corporation" shall mean Phelps Dodge Corporation.

                  "Director" shall mean any member of the Board regardless of whether an Eligible Director.

                  "Disability" shall mean the inability of an Eligible Director to perform his or her duties for a period of at least 180 days due to mental or physical infirmity, as determined by the Corporation's policies.

                  "Eligible Director" shall mean a Director who is not an employee of the Corporation or any Subsidiary.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall mean the average of high and low prices of a Common Share on the New York Stock Exchange on the date of determination or, if no sale of Common Shares is recorded on such date, then on the next preceding day on which there was such a sale.

                  "Grant" shall mean an award of Units under Section 3.

                  "Gross Cause" shall include fraud, misappropriation of, or other intentional misconduct damaging to, the property or business of the Corporation or any of its subsidiaries or affiliates, or the commission of a crime.

                  "Retirement Plan" shall mean the Retirement Plan for Directors of Phelps Dodge Corporation.

                  "Subsidiary" shall mean any entity of which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.
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                  "Termination" shall mean any termination (whether voluntary or involuntary) of an Eligible Director's service as a Director, other than (1) a termination caused by the Eligible Director's death or (2) a termination that the Committee determines to have resulted from Gross Cause.

                  "Unit" shall mean a contractual obligation of the Corporation to deliver a Common Share or pay cash based on the Fair Market Value of a Common Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

Section III. Units
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                  A. Unit Awards.  Subject to the  requirements of Section 5(a), on each January 1 during the term of the Plan, each Eligible Director serving as a Director on such date who has been a Director continuously since the prior November 15 shall be awarded 450 Units.

                  B. Special Award of Converted Retirement Plan Benefits. Subject to the requirements of Section 5(a), the present value of each Eligible Director's accrued benefit under the Retirement Plan, as determined by the Corporation (the "Accrued Benefit"), shall be converted to Units under this Plan. The number of Units awarded to each Eligible Director pursuant to this Section shall be determined by dividing the Eligible Director's Accrued Benefit by the Fair Market Value on December 31, 1997. The number of Units so determined shall be credited to the Eligible Director's Account effective January 1, 1998. After the conversion, Eligible Directors shall not be entitled to any benefits under the Retirement Plan.

                  C. Dividend Equivalents. Whenever a dividend other than a dividend payable in the form of the Corporation's Common Shares is declared with respect to the Corporation's Common Shares, the number of Units credited
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to an Eligible  Director shall be increased by the number of Units determined by dividing (i) the product of (A) the total number of Units standing to such Eligible Director's credit on the related dividend record date and (B) the amount of any cash dividend declared by the Corporation on a Common Share (or, in the case of any dividend distributable in property other than Common Shares, the per share value of such dividend, as determined by the Corporation for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on the Corporation's Common Shares which is payable in Common Shares, each Eligible Director shall be credited with an additional number of Units equal to the product of (i) the total number of Units standing to such Eligible Director's credit on the related dividend record date and (ii) the number of Common Shares (including any fraction thereof) distributable as a dividend on a Common Share.

                  D. Adjustment for Corporate Transactions. In the event that any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units to be granted annually to each Eligible Director under the Plan.

Section IV.  Vesting and Forfeitures
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         A. Vesting. All of the Units awarded each year pursuant to Section 3(a)
(450 Units) shall be vested as of the date of Grant.  Units awarded  pursuant to
Section 3(b) shall be vested as January 1, 1998.
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         B. Forfeitures.  Notwithstanding  Section 4(a) to the contrary,  if the
Committee determines that an Eligible Director's termination of service as a Director is due to Gross Cause, all Units credited to the Eligible Director's Account shall be forfeited, and the Eligible Director will not be entitled to receive any benefits under this Plan.

Section V.  Participation Agreement
----------  -----------------------

                  A. Participation Agreement. Effective January 1, 1998, each Eligible Director, as a condition of receiving a Grant, must enter into a Participation Agreement in such form and at such time as the Committee shall require.  The  Participation  Agreement  shall  indicate  the  manner  in  which distributions are to be made to the Eligible Director, and, if the Eligible Director elects installment payments, the period over which, and the frequency with which, such installments should be made. In the Participation Agreement the Eligible Director may elect to postpone the payments to which the Eligible
Director is entitled until the later of a specified date or the Eligible Director's Termination. Despite any such election, the payment must be made (or commence if installments are elected) by the fifth anniversary of the Eligible Director's Termination. The Participation Agreement also may set forth such other information as the Committee may require. In the case of Eligible Directors who are participating in this Plan on the date of adoption of this amended and restated Plan document, the Participation Agreement must be executed and delivered to the Committee on or before December 31, 1997. In the case of any other Eligible Director, the Participation Agreement must be executed and delivered to the Committee before the first date as of which the Eligible Director is scheduled to receive a Grant pursuant to Sections 3(a).
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                  B. Revised Participation  Agreements. A Participant may file a new Participation Agreement in order to change an election made in a previously filed Participation Agreement. If the new Participation Agreement changes the method of payment from installments to lump sum or vice versa, or if the new Participation Agreement changes the time of distribution, the new election will only be honored if at least one (1) full calendar year elapses between (a) the date as of which such new Participation Agreement is filed and (b) the date as of which such distribution will commence under such election. The foregoing timing restrictions do not apply to a Participant's election to receive cash or Common Shares.

Section VI.  Payment of Benefits
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                  A.  Payment Upon  Termination.  Except as provided in Sections
6(b) or 6(c) below, upon Termination, each Eligible Director shall be entitled to a distribution of the vested Units credited to the Eligible Director's Account in the manner specified in the Eligible Director's initial Participation Agreement or in any revised Participation Agreement that has been in effect for the requisite period of time specified in Section 5(b). Distribution of an Eligible Director's Accounts pursuant to this Section may be made by means of any one of the following methods:

                             1. Lump Sum Cash Payment. A single lump sum cash payment in an amount equal to (i) the sum of the number of vested Units credited to the Eligible Director's Account on the effective date of the distribution multiplied by (ii) the Fair Market Value on such date. Such lump sum cash payment shall be made to the Eligible Director within a reasonable period of time following the effective date of the distribution.
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                             2.  Lump Sum  Payment  of Common  Shares.  A single
         delivery of a number of Common Shares equal to the number of vested Units credited to the Eligible Director's Account at the effective date of the distribution. Any fractional Common Shares will be settled in cash based on the Fair Market Value on the effective date of the distribution. Such Common Shares (and any cash in lieu of fractional Common Shares) shall be delivered to the Eligible Director within a
         reasonable   period  of  time  following  the  effective  date  of  the distribution.

                             3. Cash Installment Payments. By distribution in substantially equal monthly, quarterly, semiannual or annual cash installments over a fixed period selected by the Eligible Director but not in excess of ten (10) years. The amount of each installment shall equal (i) the number of vested Units credited to the Eligible Director's Account as of the effective date of the installment payment multiplied by (ii) the Fair Market Value on such date and divided by
         (iii) the remaining number of payments to be made. The first installment payment shall be made as soon as possible after the effective date of the installment payment and all subsequent installment payments shall be made at the regular interval elected by the Eligible Director in the Eligible Director's Participation Agreement.

                             4.   Common   Shares   Installment   Payments.   By
         distribution in substantially equal monthly, quarterly, semiannual or annual installments of Common Shares over a fixed period selected by the Eligible Director but not in excess of ten (10) years. The number of Common Shares to be distributed at each installment shall equal (i) the number of vested Units credited to the Eligible Director's Account as of
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         the  effective  date of the  installment  payment  divided  by (ii) the remaining number of payments to be made. Fractional Common Shares will be rounded up to the nearest whole Common Share. However, if the final installment requires the distribution of a fractional Common Share, the fractional Common Share will be settled in cash based on the Fair
         Market   Value  on  the  date   immediately   preceding   the  date  of
         distribution. The first installment payment shall be made as soon as possible after the effective date of the installment payment and all subsequent installment payments shall be made at the regular interval
         elected  by  the   Eligible   Director  in  the   Eligible   Director's
         Participation Agreement.

The effective date of any lump sum payment and the effective date of any first installment payment shall be the Eligible Director's date of Termination unless the Eligible Director has elected in the Eligible Director's Participation Agreement to defer the distribution in accordance with Section 5(a). Unless an Eligible Director has affirmatively elected to receive payments in any of the forms permitted by paragraphs (2) through (4), above, the Eligible Director's Accounts shall be distributed in a lump sum cash payment pursuant to paragraph
(1).

                  B. Payment Upon Death. In the event of the death of an Eligible Director prior to full distribution of the Eligible Director's vested Account, the Corporation, regardless of the elections made in the Eligible Director's most recent Participation Agreement, shall pay to the beneficiary designated by the Eligible Director on a form provided by the Corporation, or, in the absence of such designation, to the Eligible Director's estate, cash in an aggregate amount equal to the product of (i) the number of Units credited to such Eligible Director's Account on the date of the Eligible Director's death multiplied by (ii) the Fair Market Value on the date of the Eligible Director's death.
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                  C. Change in Control.  Notwithstanding the foregoing, upon the occurrence of a Change in Control, and regardless of the elections made in the Eligible Director's most recent Participation Agreement, the Corporation shall pay an Eligible Director (or, in the event of the death of an Eligible Director following a Change in Control, the beneficiary or estate determined pursuant to
(b) above), not later than 30 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Units credited to such Eligible Director's Account at the time of the Change in Control multiplied by (ii) the Fair Market Value on the date of the Change in Control.

                  D. Satisfaction of Corporation's Obligation. Upon the delivery of a Common Share (or the payment of cash with respect to a whole or fractional Common Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect. Each Eligible Director's Account will be adjusted, as payments are made to the Eligible Director, to reflect the cancellation of Units.

Section VII.  Administration
------------  --------------

                  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to determine the terms and provisions of the awards made pursuant to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Plan shall be administered such that the transactions contemplated hereunder will continue to qualify for the exemptive relief available under Rule 16b-3 of the Exchange Act.
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Section VIII.  Amendment and Termination
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                  The Board may suspend,  revise,  amend or discontinue the Plan at any time; provided, however, that no such action may materially and adversely affect any rights of an Eligible Director under any Grant made pursuant to the Plan without such Eligible Director's consent. Unless the Board otherwise specifies at the time of such termination, a termination of the Plan will not result in a distribution with respect to the Units then credited to an Eligible Director under the Plan.

Section IX.  Effective Date of the Plan
-----------  --------------------------

                  The Plan, as amended and restated, shall be effective as of January 1, 1998 and shall terminate as of December 31, 2006 unless extended by the Board or terminated at an earlier date pursuant to Section 8 of the Plan.

Section X.  Governing Law
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                  The Plan shall be construed in all respects  under the laws of the State of New York.

Section XI.  General Provisions
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                  A. Nontransferable  Grants. Grants made under the Plan may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

                  B. No Right to Serve as a Director. The Plan shall not impose any obligation on the Corporation to retain any Eligible Director as a
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Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Corporation.

                  C. No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Corporation and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Corporation in connection with Units granted under the Plan shall continue to be treated as the assets of the Corporation for Federal income tax purposes and remain subject to the claims of the Corporation's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

                  D. No Rights as Shareholder. An Eligible Director shall have no rights as a shareholder of the Corporation with respect to any Units granted pursuant to the Plan unless and until Common Shares are delivered pursuant to
Section 6 above.

                  E. Limitations on Liability. Neither the establishment of the Plan nor any modifications thereof nor the creation of any account under the Plan nor the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the Corporation (or any person connected therewith) except as provided by law or any Plan provision. In no event shall the Corporation or any person connected therewith be liable to any person for the failure of any participant or other person to be
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entitled to any  particular  tax  consequences  with  respect to the Plan or any contribution thereto or any distributions therefrom.

                  F. Non-Exclusivity. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable.

                  G. No Limit on Corporate Action. The existence of the Plan and the Units granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Shares, the dissolution or liquidation of the Corporation or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

                  H. Listing of Common Shares and Related Matters. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Common Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Common Shares under the Plan, no Common Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

                  I. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not
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affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

                  J. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Corporation and all other parties with respect thereto.

                  K. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
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